SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                JANUARY 5, 2010


                              ENTECH  SOLAR, INC.
                              -------------------
               (Exact Name of Registrant as specified in charter)

   Delaware                         0-16936                       33-0123045
-------------------------------------------------------------------------------
(State or other jurisdiction      (Commission                   (IRS Employer
   of incorporation)               File Number)              Identification No.)


    13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas         76177
-------------------------------------------------------------------------------
    (Address of principal executive offices)                       (Zip Code)


      Registrant's telephone number, including area code:   817/ 224-3600


                                      N/A
         ------------------------------------------------------------
        (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(__) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
(__) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(__) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(__) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

     On December 15, 2009, The Quercus Trust ("QUERCUS") and Entech Solar, Inc. (the "REGISTRANT") entered into a Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT"), pursuant to which Quercus is entitled to purchase up to 16,250,000 shares of the Registrant's common stock at $0.08 per share. The Stock Purchase Agreement was first disclosed in Amendment No. 4 of the Registration Statement on Form S-1 filed by the Registrant with the Securities and Exchange Commission on December 16, 2009 (File No. 333-160575). On January 5, 2010, Quercus completed the purchase of all 16,250,000 shares for an aggregate purchase price of $1,300,000.

     The transactions described in the Stock Purchase Agreement did not involve any underwriters or any public offerings. These transactions were exempt from registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), pursuant to Section 4(2) of the Securities Act or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ENTECH SOLAR, INC.



                                      By:  /s/ Frank W. Smith
                                          ----------------------------------
                                               Frank W. Smith
                                               Chief Executive Officer

Dated:   January 6, 2010